Exhibit 10.11

Dr Michael Skynner

January 5, 2022

Dear Michael,

Amendment to your service agreement with BicycleTX Limited (the “Company”) dated 26 September 2019 (the “Service Agreement”)

Following our recent discussions regarding a move from the Chief Operating Officer role to the new Chief Technology Officer role, I am happy to write to you to confirm this agreed move and to confirm the applicable amendments to the terms set out in your Service Agreement.

With effect from 3 January 2022:

1.	Clause 2.1 will be amended such that you shall serve as Chief Technology Officer (“CTO”) instead of COO.
2.	Any further references in the Service Agreement to COO will now read CTO.
3.	Clause 4.1 will be deleted and replaced with:

Your salary will be £405,100 per annum paid monthly in arrears on or about the last working day of each month (less statutory and voluntary deductions) (“Salary”). Your Salary will be reviewed annually in accordance with the Company's practices from time to time (which is expected to be by the end of the first quarter of each year). You will be notified in writing of any changes to your Salary or benefits.

4.	The percentage figure set out twice in the body of Clause 4.4 will be amended from 40% to 45%.

The remaining terms of your employment shall continue to apply without change.

Please sign a copy of this letter where indicated below to acknowledge receipt and your agreement to the terms of this letter.

BicycleTx Limited

Building 900

Babraham Research Campus

Cambridge CB22 3AT

Tel: +44 (0)1223 261503

www.bicycletherapeutics.com

BicycleTx Ltd. Company number 11036101. Registered in England.

8553711 v2

If you have any questions regarding the information in this letter, please let me know.

Yours sincerely

/s/ Kevin Lee

Kevin Lee, CEO
For and on behalf of the Company

Signed:/s/ Michael Skynner

Name:Michael Skynner

Date:January 6, 2022

BicycleTx Limited

Building 900

Babraham Research Campus

Cambridge CB22 3AT

Tel: +44 (0)1223 261503

www.bicycletherapeutics.com

BicycleTx Ltd. Company number 11036101. Registered in England.

8553711 v2